EXHIBIT 11.1

                       RIMAGE CORPORATION AND SUBSIDIARIES
              COMPUTATION OF NET EARNINGS PER SHARE OF COMMON STOCK

Basic net earnings per common share is determined by dividing net earnings by the weighted average number of shares of common stock outstanding, unless the result is anti-dilutive. Diluted net earnings per common share is determined by dividing net earnings by the weighted average number of shares of common stock and assumed conversion shares outstanding, unless the result is anti-dilutive. The following is a summary of the weighted average common shares outstanding and assumed conversion shares:

                                                     Three months ended                        Nine months ended
                                                        September 30,                            September 30,

                                                   1999             1998                    1999              1998
                                                   ----             ----                    ----              ----

Shares outstanding at
  beginning of period                            5,050,084        4,739,807               4,936,088         4,636,953

Common stock issued in stock
     option exercise                                53,830          115,692                 167,826           218,546
                                               -----------      -----------             -----------       -----------

Shares outstanding at
     end of period                               5,103,914        4,855,499               5,103,914         4,855,499
                                               ===========      ===========             ===========       ===========

   Weighted average shares
     of common stock outstanding                 5,080,947        4,827,948               5,042,481         4,727,882
                                               ===========      ===========             ===========       ===========

Common stock equivalents                           985,371          889,797                 985,371           889,797

   Weighted average shares of
     assumed conversion shares                     757,429          768,965                 770,394           693,330
                                               ===========      ===========             ===========       ===========

Weighted average shares of
   common stock and assumed
   conversion shares                             5,838,376        5,596,913               5,812,875         5,421,212
                                               ===========      ===========             ===========       ===========

Income from continuing operations              $ 1,900,255      $ 2,357,104             $ 4,208,522       $ 4,472,923
                                               ===========      ===========             ===========       ===========

Income (loss) from discontinued
   operations                                  $         -      $  (684,380)            $   489,494       $  (749,189)
                                               ===========      ===========             ===========       ===========

Income (loss) per basic share:
   Continuing operations                       $      0.37      $      0.49             $      0.83       $      0.95
   Discontinued operations                               -            (0.14)                   0.10             (0.16)
                                               -----------      -----------             -----------       -----------
           Net income per basic share          $      0.37      $      0.35             $      0.93       $      0.79
                                               ===========      ===========             ===========       ===========

Income (loss) per diluted share:
   Continuing operations                       $      0.33      $      0.42             $      0.72       $      0.83
   Discontinued operations                               -            (0.12)                   0.08             (0.14)
                                               -----------      -----------             -----------       -----------
           Net income per diluted share        $      0.33      $      0.30             $      0.81       $      0.69
                                               ===========      ===========             ===========       ===========



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